EXECUTION COPY


                                             REGISTRATION RIGHTS AGREEMENT dated
                                        as of July 19th, 2002 (the "Agreement"), among THE A CONSULTING TEAM, INC., a New York corporation (the "Company") and those persons listed on Schedule I attached hereto who or which are or become signatories hereto (the "Stockholders").

     Reference is made to the Stock Purchase Agreement (the "Purchase Agreement") dated as of June 28, 2002, among the Company, International Object Technology, Inc., a New Jersey corporation ("IOT'), and the Stockholders, providing for, among other things, the purchase by the Company of all of the outstanding capital stock of IOT pursuant to which the Stockholders are receiving shares of common stock, $0.01 par value, of the Company ("Common Stock"), and certain of the Stockholders are receiving Deferred Payments, in consideration of all of the capital stock purchased by the Company. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     1. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     (a) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

     (b) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     (d) "NASD" shall mean the National Association of Securities Dealers, Inc.

     (e) "Other Shares" shall mean at any time those Shares that do not constitute Primary Shares or Registrable Shares.

     (f) "Primary Shares" shall mean at any time all authorized but unissued Shares.

     (g) "Public Offering" shall mean a public offering of shares of Common Stock of the Company registered pursuant to the Securities Act.

     (h) "Registrable Shares" shall mean the Shares received by the Stockholders pursuant to the Purchase Agreement, and any securities of the Company that may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Shares and such other securities issued or issuable with respect to such securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise.

     (i) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

     (j) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     (k) "Stockholders" shall mean any person or entity (i) that is receiving Shares pursuant to the Purchase Agreement, and (ii) who or which executes and delivers a counterpart signature page to this Agreement.

     (l) "Shares" shall mean shares of the Company's Common Stock.

     2. Registration.

     (a) Subject to the terms and conditions set forth in this Agreement, the Company shall use its reasonable commercial efforts to file a Registration Statement on Form S-3 (or on such other form as may be available to the Company) (the "Registration Statement") with the Commission for the public sale of the Shares on or before the six (6) month anniversary of the date hereof, and shall use its reasonable commercial efforts to have the Registration Statement declared effective as soon as practicable thereafter.

With respect to the registration pursuant to this Section 2, the Company may include in such registration any Primary Shares or Other Shares.

     3. Right of Suspension. Notwithstanding any other provision of this Agreement, the Purchase Agreement or any Related Agreement (other than this Agreement) the Company shall have the right at any time to prohibit or suspend offers and sales of Registrable Shares covered by a Registration Statement contemplated by this Agreement whenever, and for so long as, in the sole reasonable judgment of the Company (i) there exists a material development or a potential material development with respect to or involving the Company that the Company would be obligated to disclose in the prospectus or offering circular used in connection with the Registration Statement, which disclosure would in the judgment of the Company be premature or otherwise inadvisable at such time, or (ii) an event has occurred that makes any statement made in the Registration Statement or related prospectus or offering circular or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, prospectus or offering circular so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading. In the event that the Company shall determine to so prohibit or suspend offers and sales, the Company shall, in addition to performing those acts required to be performed by the Securities Act and/or the Exchange Act, or


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

as may be deemed advisable by the Company, deliver a certificate in writing to each of the Stockholders signed by the Chief Financial Officer or Chief Executive Officer of the Company and, upon receipt of such certificate, the use of the Registration Statement and prospectus or offering circular, as the case may be, will be deferred or suspended and will not recommence until, in addition to those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by the Company, (x) such Stockholders' receipt from the Company of copies of the supplemented or amended prospectus or offering circular or (y) the Stockholders are advised in writing by the Company that the prospectus or offering circular may be used. The Company will exercise reasonable commercial efforts to ensure that the use of the Registration Statement and prospectus or offering circular may be resumed as quickly as practicable, and will provide prompt notice to the Stockholders when such use may be resumed.

     4. Fi1ing Ob1igations of the Company. In connection with the registration of the Registrable Shares effected pursuant to Section 2 the Company shall:

     (a) prepare and file with the Commission the Registration Statement and such amendments (including post effective amendments) and supplements to the Registration Statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the Registration Statement current and effective at all times until the earlier of (i) the date as of which the Stockholders may sell or transfer all of the Registrable Shares covered by the Registration Statement in a three-month period under Rule 144 or (ii) the date on which the Stockholders shall have sold all the Registrable Securities covered by the Registration Statement (the "Registration Period"), and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all the Registrable Shares covered by the Registration Statement for the period required to effect the distribution thereof, to use reasonable commercial efforts to make any corrections or updates to the Registration Statement or prospectus as promptly as practicable and to exercise best efforts to cause the Commission to declare the Registration Statement effective once filed;

     (b) furnish to the Stockholders such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full Registration Statement and exhibits in conformity with the requirements of the Securities Act and rules and regulations thereunder, as each Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares;

     (c) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such state jurisdictions of the United States as the Stockholders may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sales in such jurisdictions of such Registrable Shares and to keep such registration or qualification in effect for so long as the Registration Statement remains in effect; provided, however, that the Company shall not be required to consent to general service of process for all purposes, or to qualify as a foreign corporation, in any jurisdiction where it is not then qualified or to register or qualify the Registrable Shares covered by the Registration Statement in any jurisdiction which would require the Company to amend its certificate of incorporation or by-laws or covenant or


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

undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification;

     (d) if such registration is an underwritten Public Offering, to enter into an underwriting agreement in form and substance customary under the circumstances; and

     (e) notify each holder of Registrable Shares promptly upon the issuance by the Commission of any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.

     5. Conditions to Registration Ob1igations. The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to
Section 2 unless the holders of Registrable Shares being included in the Registration Statement consent to customary conditions of a reasonable nature that are imposed by the Company, including, but not limited to, the following:

     (a) conditions prohibiting the sale of Registrable Shares by each Stockholder until the registration shall have been declared effective by the Commission;

     (b) conditions requiring each Stockholder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act; and

     (c) if such registration is an underwritten Public Offering, conditions requiring each Stockholder to enter into an underwriting agreement in form and substance customary under the circumstances.

     6. Information Provided by the Stockholders. Whenever under this Agreement Registrable Shares are being registered, each Stockholder, as a condition to the inclusion of Registrable Shares held by such Stockholder in such registration, shall provide the Company on a timely basis with such information and materials as the Company may reasonably request in order to effect the registration of the Registrable Shares and the Company shall not be obligated to register such Stockholder's Registrable Shares if such Stockholder fails within ten (10) Business Days after written request to provide such information and materials to the Company.

     7. Rule 144. With a view to making available to the Stockholders the benefits of Rule 144 under the Securities Act, the Company agrees to use commercially reasonable efforts to make available adequate current public information with respect to it within the meaning of, and as required pursuant to, Rule 144(c).

     8. Terms and Conditions of Registration. In connection with the registration pursuant to this Agreement, and subject to the other terms and conditions of this Agreement, the Company shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares consistent with the plan of distribution agreed upon by the Company and the Stockholders; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder subject to


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

the provisions of Section 4(a) hereof and all other material aspects of the registration and the registration process to the extent consistent herewith. In connection therewith, the Company may require that any such registration be underwritten, in which event (i) the managing underwriter shall be selected by the Company and (ii) the inclusion of Registrable Shares in such registration shall be conditioned upon each holder thereof entering into an underwriting agreement in customary form with such underwriters participating in such registration.

     9. Expenses. All expenses incurred by the Company in effecting a registration under this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to any filing with any exchange or quotation system), fees and expenses of complying with securities and "blue-sky" laws, printing expenses, the fees and expenses of the Company's counsel and accountants, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and the fees and expenses of any counsel to the Stockholder or Stockholders, shall be borne by the Stockholders, in proportion to the number of Registrable Shares sold by such Stockholder or Stockholders.

     10. Indemnification.

     (a) In connection with the registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Stockholders and in the case of a Stockholder that is not a natural person, such Stockholder's directors and officers, each underwriter, broker or other person acting on behalf of the Stockholders and each person that controls any of the foregoing (the "Stockholder Indemnified Persons") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Stockholder Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in strict conformity with information furnished in writing to the Company by any such Stockholder with respect to information regarding any such Stockholder expressly for inclusion therein; provided, further, that the Company shall not be liable in any such case if the Stockholder failed to deliver an amendment or supplement to a prospective purchaser, if such amendment or supplement was provided to the Stockholder in sufficient time to deliver to the prospective purchaser and it corrected the untrue statement or alleged untrue statement or omission or alleged omission.


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

     (b) In connection with the registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Stockholder shall severally and not jointly indemnify and hold harmless the Company, each director of the Company, each officer of the Company, each underwriter, broker or other person acting on behalf of the Company and each person who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities joint or several (or actions in respect thereof), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent, such statement or omission was made in reliance upon and in strict conformity with information furnished to the Company or such underwriter, in writing, by such Stockholder for use in connection with the Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document, provided, that the maximum liability of such Stockholder under this Section 10(b) shall be limited to an amount equal to the gross proceeds received by such Stockholder upon the sale of Registrable Shares by such Stockholder pursuant to such registration.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement unless the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof; jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if such indemnified party upon advice of legal counsel shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding (provided that the indemnifying party shall not be responsible for the fees and expenses of more than one additional counsel for all indemnified parties). No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each


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

indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     11. Termination. The registration rights granted pursuant to this Agreement shall terminate on the earlier of (i) the date as of which the Stockholders may sell or transfer all of the Registrable Shares covered by the Registration Statement in a three-month period under Rule 144, (ii) the date on which the Stockholders have sold or transferred all of the Registrable Shares covered by the Registration Statement or (iii) the three year anniversary of this Agreement; provided, that the provisions of Section 10 shall survive termination.

     12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, the Stockholders and, subject to Section 14, the respective successors, permitted assigns, heirs and legal representatives (as the case may be) of the Company and each Stockholder.

     13. Confidentiality. Each Stockholder hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which such Stockholder may obtain from the Company in connection with this Agreement, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of a violation of this Section 13), or unless the Company gives its written consent to the release by such Stockholder of such information, except that no such written consent shall be required (and such Stockholder shall be free to release such information) if such information is to be provided to a lawyer or accountant of such Stockholder who is instructed to comply with this provision. Each Stockholder shall be responsible for making sure its lawyer and accountant comply with this Section 13. In the event the Stockholder becomes legally compelled to disclose any confidential information pursuant to a subpoena, summons, order or other judicial or governmental process, the Stockholder shall provide the Company with prompt notice thereof so that the Company may seek a protective order or another appropriate


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

remedy, or waive compliance with the relevant provisions of this agreement. In the event such a protective order or other remedy is not obtained, or that such a waiver is granted, the Stockholder shall furnish only that portion of such confidential information that is legally required.

     14. Assignment. A Stockholder may not assign its rights under this Agreement to any purchaser or transferee of Registrable Shares without the prior written consent of the Company.

     15. Entire Agreement. This Agreement and the Purchase Agreement and the other writings referred to herein and therein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect to the subject matter hereof.

     16. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

     (a)  if to the Company, to:

          The A Consulting Team, Inc.
          77 Brandt Avenue, Suite 320
          Clark, New Jersey 07066
          Attention:  Richard Falcone
          Telecopier: (732) 499-9310;

          with copies to:

          Orrick, Herrington & Sutcliffe, LLP
          666 Fifth Avenue
          New York, New York 10103
          Attention:  Joseph E. Maloney, Esq.
          Telecopier: (212) 506-5151; and

     (b) If to the Stockholders, to the addresses set forth on Schedule I attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or telecopier upon confirmed receipt and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

     17. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may only be amended or waived either (a) with the written consent of the Company


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

and the holders of a majority of the Registrable Shares, or (b) in a writing by the party or parties against whom such amendment or waiver is sought to be enforced.

     18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     19. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws principles).

     21. Consent to Jurisdiction. Each of the parties hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of New York and of any Federal court located in the City and County of New York in connection with any actions or proceedings brought against them by any of the other parties hereto. In any such action or proceeding, the parties hereto each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses as set forth in Section 16 hereof.

                [Remainder of this Page Intentionally Left Blank]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

                                        THE A CONSULTING TEAM, INC.


                                        By: /s/ Shmuel BenTov
                                           -------------------------------------
                                           Name:  Shmuel BenTov
                                           Title: President and Chief Executive
                                                  Officer

                      [Counterpart signature page follows]

          [Counterpart Signature Page to Registration Rights Agreement]

                                        STOCKHOLDER:


                                          If an individual Stockholder:

                                            /s/ Piotr Zielcyznski
                                            ------------------------------------
                                                        (signature)

                                            /s/ Sanjeev Welling
                                            ------------------------------------
                                                        (signature)

                                            /s/ Ilan Nachmany
                                            ------------------------------------
                                                        (signature)

                                            /s/ William P. Miller
                                            ------------------------------------
                                                        (signature)

                                            /s/ Robert E. Duncan
                                            ------------------------------------
                                                        (signature)


                                          If an entity Stockholder:

                                                bCompliant, Inc.
                                            ------------------------------------
                                                   (print name of entity)

                                            By: /s/ William P. Miller
                                                --------------------------------
                                                        (signature)

                                                William P. Miller
                                                --------------------------------
                                                        (print name)

                                                President
                                                --------------------------------
                                                        (print title)

                                        Number of Registrable Shares Owned
                                        by Stockholder: ________________________

                                   SCHEDULE I

                                                           Number of Registrable
Stockholder Name and Address                               Shares
--------------------------------------------------------------------------------

Piotr Zielczynski                                                 536,749
33 Glen Rock Road
Cedar Grove, NJ 07009

Sanjeev Welling                                                   536,749
31 Winding Brook Way
Edison, NJ 08820

Ilan Nachmany                                                      83,494
32 King Place
Closter, NJ 07624

bCompliant, Inc.                                                   80,804
60 West 57th St., Suite 5E
New York, NY 10019

William P. Miller                                                  16,102
60 West 57th St., Suite 5E
New York, NY 10019

Robert E. Duncan                                                   16,102
11 Cambridge Circle
Monroe, NY 10950